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                                                                   EXHIBIT 10.4


                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of the 9th day of June, 1998, by and between LifeQuest Medical, Inc., a Delaware corporation (the "Company"), and Ana-Tech, LLC ("Investor").

         For valuable consideration, the parties agree as follows:

         1. Common Stock. Investor shall purchase 370,000 shares of common stock, $.001 par value ("Common Stock"), of the Company in consideration for a
8.0166666 units, each of which units represents a one-half percent (1/2%) membership interest in Investor.

         2. Investment Representation. Investor hereby makes the following certifications and representations:

                  (a) Investor is an "Accredited Investor" as that term is defined in Rule 501 to the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act").

                  (b) Investor represents and warrants that it is acquiring the shares of Common Stock (the "Securities"), solely for Investor's account for investment and not with a view to or for sale or distribution of the Securities or any part thereof. Investor also represents that the entire legal and beneficial interests of the Securities Investor is acquiring are being acquired for, and will be held for, its account only.

                  (c) Investor understands that the Securities have not been registered under the Act, on the basis that no distribution or public offering of the Securities is to be effected. Investor realizes that the basis for the exemption may not be present if, notwithstanding its representations, it has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. At this time, Investor has no such intention.

                  (d) Investor recognizes that the Securities being acquired by it must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

                  (e) Investor is aware that the Securities may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until Investor has held the Securities for at least one year.

         3. This Agreement and any documents executed in connection herewith shall be governed by and construed and interpreted in accordance with the laws of the State of Texas as applied to contracts entered into and performed entirely within the State of Texas.





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                                      LIFEQUEST MEDICAL, INC.


                                      By:
                                         --------------------------------------
                                         Richard A. Woodfield, President and
                                          Chief Executive Officer


                                      ANA-TECH, LLC


                                      By:
                                         --------------------------------------
                                         John D. Brady, Sole Manager and
                                          Chief Executive Officer






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